Exhibit 10.1

REVOLVING CREDIT AND SECURITY AGREEMENT

between

CORGENIX MEDICAL CORPORATION

“Borrower”

and

LSQ FUNDING GROUP, L.C.

“Lender”

Dated:                          , 2011

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	5.8.	Payment of Taxes, Etc.	9
	5.9.	Subordination	9
	5.10.	Compliance; Hazardous Materials	9
	5.11.	Further Assurances	10
	5.12.	Covenants Regarding Collateral	10

6.	Negative Covenants of Borrower		10
	6.1.	Debt	10
	6.2.	Liens	10
	6.3.	Dividends	10
	6.4.	Loans and Other Investments	11
	6.5.	Change in Business	11
	6.6.	Accounts	11
	6.7.	Transactions with Affiliates	11
	6.8.	No Change in Name, Offices; Removal of Collateral	11
	6.9.	No Sale, Leaseback	11
	6.10.	Margin Stock	11
	6.11.	Tangible Collateral	11
	6.12.	No Change of Ownership	11
	6.13.	Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets	12

7.	Default		12
	7.1.	Events of Default	12
	7.2.	Remedies	13
	7.3.	Receiver	14
	7.4.	Deposits; Insurance	14

8.	Security Agreement		14
	8.1.	Security Interest.	14
	8.2.	Financing Statements; Power of Attorney	14
	8.3.	Entry	15
	8.4.	Other Rights	15
	8.5.	Accounts	15
	8.6.	Waiver of Marshaling	15
	8.7.	Control	16

9.	Miscellaneous		16
	9.1.	No Waiver, Remedies Cumulative	16
	9.2.	Survival of Representations	16
	9.3.	Indemnity By Borrower; Expenses	16
	9.4.	Notices	17
	9.5.	Governing Law	17
	9.6.	Successors and Assigns	17
	9.7.	Counterparts	17
	9.8.	Usury	17
	9.9.	Powers	18
	9.10.	Approvals	18
	9.11.	Waiver of Certain Defenses	18
	9.12.	Integration	18

ii

9.13.	Limitation on Liability; Waiver of Punitive Damages	18
9.14.	Waiver of Jury Trial	18

SCHEDULE OF EXHIBITS		1

iii

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of                                     , 2011 by and between Corgenix Medical Corporation, a Nevada corporation (“Borrower”), and LSQ Funding Group, L.C., a Florida limited liability company (“Lender”).

W I T N E S S E T H :

In consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

1.              Definitions.  Capitalized terms that are not otherwise defined herein shall have the meanings set forth in Exhibit 1 hereto.

2.              The Revolving Loan.

2.1.                            Revolving Loan Credit Facility.  Lender agrees, on the terms and conditions set forth in this Agreement, to make Advances during the Revolving Credit Period in amounts such that the aggregate principal amount of Advances at any one time outstanding will not exceed the lesser of (i) the Maximum Loan Amount and (ii) the Borrowing Base (the “Revolving Loan”).  Within the foregoing limit, Borrower may borrow, prepay and reborrow Advances at any time during the Revolving Credit Period.

2.2.                            Revolving Note.  The Revolving Loan shall be evidenced by a promissory note in the face amount of the Maximum Loan Amount (the “Revolving Note”) and shall be payable in accordance with the terms of the Revolving Note and this Agreement.

2.3.                            Lockbox.

(a)  Borrower shall instruct all Account Debtors and other Persons obligated in respect of Accounts and other Collateral to make all payments in respect of the Accounts or other Collateral directly to Lender by instructing that such payments be remitted to a post office box which shall be in the name (if so required by Lender) and under the control of Lender (the “Lockbox”).

(b)  Borrower hereby irrevocably appoints Lender (and any duly authorized Person designated by Lender) as Borrower’s attorney-in-fact to endorse Borrower’s name on any checks, drafts, money orders or other media of payment which come into Lender’s possession or control; this power being coupled with an interest is irrevocable so long as any of the Obligations remain outstanding.  Such endorsement by Lender under power of attorney shall, for all purposes, be deemed to have been made by Borrower (prior to any subsequent endorsement by Lender) in negotiation of the item.

2.4.                            Advances.

(a)  Lender, in its discretion, may require from Borrower a signed written request for an Advance in form satisfactory to Lender, which request shall be delivered to Lender no later than 12:00 noon (local time in Orlando, Florida) on the date of the requested Advance, and shall set forth the calculation of the Borrowing Base, specify the date (which shall be a Business Day) and the amount of the proposed Advance and provide such other information as Lender may require.  Lender’s acceptance of the Borrowing Base included with such request shall be indicated by its making the Advance requested.

Such an Advance shall be made available to Borrower in immediately available funds by deposit into a deposit account identified by Borrower in writing from time to time.

(b)  Subject to Section 2.5(e) below, unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges owed to Lender) shall be deemed irrevocably to be a request (without the requirement for a written request as described in Section 2.4(a)) for an Advance on the due date of, and in an aggregate amount required to pay, such Obligations, and Lender may disburse the proceeds of such Advance by way of direct payment of the relevant Obligations, and such Advance shall bear interest as set forth in the Revolving Note.

(c)  Lender shall have no obligation to Borrower to honor any deemed request for an Advance under Section 2.4(a) or 2.4(b) above after the Termination Date or when the principal amount of such Advances, when added to the aggregate outstanding principal amount of all Advances would exceed the lesser of the Maximum Loan Amount and the Borrowing Base at such time or when any condition precedent in Section 3.2 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

(d)  Notwithstanding the foregoing, Lender may, in its sole and absolute discretion, make or permit to remain outstanding Advances under the Revolving Loan in excess of the original principal amount of the Revolving Note, and all such amounts shall (i) be part of the Obligations evidenced by the Revolving Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Lender, and (iv) be entitled to all rights and security as provided under the Loan Documents.

2.5.                            Repayment of Loan.

(a)  Revolving Loan.  The Revolving Loan shall mature, and the principal amount thereof and all interest, fees, expenses and other amounts payable thereunder shall be due and payable as set forth in the Revolving Note.

(b)  Payment of Other Obligations.  The balance of the Obligations under the Loan Documents requiring the payment of money shall be repaid by Borrower to Lender as and when provided in the relevant Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, on demand.

(c)  Authorization to Debit.  Lender may debit any account subject to Lender’s control (as such term is used in Article 9 of the Code) and/or make Advances to Borrower (whether or not in excess of the lesser of the Maximum Loan Amount and the Borrowing Base) and apply such amounts to the payment when due of interest, fees, expenses and other amounts to which Lender may be entitled from time to time and Lender is hereby irrevocably authorized to do so without the consent of Borrower.

(d)  Time and Location of Payments.  Borrower shall make each payment of principal of and interest on the Loans and fees hereunder not later than 12:00 noon (local time Orlando, Florida) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Lender at its address referred to in Section 9.4.  Whenever any payment of principal of, or interest on, the Revolving Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(e)   Repayment of Overborrowing.  To the extent that the aggregate amount of all Advances exceeds the Borrowing Base, the amount of such excess will be paid immediately to Lender upon Lender’s demand.

2.6.         Overdue Amounts.  Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Lender’s discretion.

2.7.         Sales Tax.  Borrower shall notify Lender if any Account includes any sales or other similar tax and Lender may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances therefor.  In no event shall Lender be liable for any such taxes.

2.8.         Statement of Account.  If Lender provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within thirty (30) days after receipt.

2.9.         Termination By Borrower.  Upon at least sixty (60) days prior written notice to Lender, Borrower may, at its option, terminate this Agreement and the Revolver Commitment in its entirety but not partially; provided however, no such termination by Borrower shall be effective until the full, final and indefeasible payment of the Obligations in cash or immediately available funds and Lender has obtained a full release in form and substance satisfactory to Lender.  Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing.  If this Agreement is terminated prior to the second anniversary of the date of this Agreement by Borrower, Borrower shall, on the date of such termination, pay to Lender an amount equal to the product of (a) the amount at Closing the Lender paid to Summit Financial on behalf of Borrower, and (b)(i) the number of days remaining until the second anniversary of this Agreement on the date of termination of this Agreement, divided by (ii) 730.  The foregoing amount to be paid to Lender under this Section 2.9 shall be deemed liquidated damages to compensate Lender for its loss of the benefits of this Agreement and shall not be deemed a penalty.

3.     Conditions Precedent to Borrowing.  Prior to funding any Advance, the following conditions shall have been satisfied, in the sole opinion of Lender and its counsel:

3.1.         Conditions Precedent to Initial Advance.  In addition to any other requirement set forth in this Agreement, Lender will not make the initial Advance under the Revolving Loan unless and until the following conditions shall have been satisfied:

(a)   Loan Documents.  Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Revolving Note, and other required Loan Documents, all in form and substance satisfactory to Lender.

(b)   Supporting Documents.  Borrower shall cause to be delivered to Lender the following documents:

(i)            A copy of the governing instruments of Borrower, and a good standing certificate of Borrower, certified by the appropriate official of the State of Nevada;

(ii)           Incumbency certificate and certified resolutions of the board of directors (or other appropriate governing body) of Borrower and each other Person executing any

Loan Documents, signed by the Secretary or another authorized officer of Borrower or such other Person, authorizing the execution; and

(iii)          Any lien waivers requested by Lender pursuant to Section 5.12(c) hereof.

(c)   Insurance.  Borrower shall have delivered to Lender evidence of insurance satisfactory to Lender.

(d)   Perfection of Liens.  UCC-1 financing statements and, if applicable, certificates of title covering the Collateral executed by Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid.

(e)   Subordinations.  Lender shall have received subordinations satisfactory to it from (i) all lessors that might have landlord’s Liens on any Collateral and (ii) all Guarantors and Affiliates as required by Section 5.9.

(f)    Additional Documents.  Borrower shall have delivered to Lender all additional opinions, documents, certificates and other assurances that Lender or its counsel may require.

3.2.         Conditions Precedent to Each Advance.  The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request and each Advance Request (whether or not a written Advance Request is required) shall be deemed to be a representation that all such conditions have been satisfied:

(a)   Advance Request.  Borrower shall have delivered to Lender an Advance Request and other information, as required under Section 2.4(a).

(b)   No Default.  No Default shall have occurred and be continuing or could occur upon the making of the Advance in question and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Lender an officer’s certificate to such effect, which may be incorporated in the Advance Request.

(c)   Correctness of Representations.  All representations and warranties made by Borrower and any Guarantor herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Lender an officer’s certificate to such effect, which may be incorporated in the Advance Request.

(d)   No Adverse Change.  There shall have been no change which could have a Material Adverse Effect on Borrower or any Guarantor since the date of the most recent financial statements of such Person delivered to Lender from time to time.

(e)   Limitations Not Exceeded.  The proposed Advance shall not cause the outstanding principal balance of the Revolver Loan to exceed the lesser of the Maximum Loan Amount and the Borrowing Base.  If Borrower is required to deliver a written Advance Request, Lender shall have received a current Daily Accounts Receivable Report (as required by Section 5.6(a)) sufficient in form and substance to calculate and verify the Borrowing Base.

(f)    No Termination.  Lender shall (i) have timely received all financial information from all Guarantors as required under the Loan Documents, and (ii) not have received notice from any Guarantor or any surety terminating or repudiating such Person’s guaranty of the Obligations incurred by Borrower.

(g)   Further Assurances.  Borrower shall have delivered such further documentation or assurances as Lender may reasonably require.

4.     Representations and Warranties.  In order to induce Lender to enter into this Agreement and to make the Advances provided for herein, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents.  Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by Lender to Borrower:

4.1.         Valid Existence and Power.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a Material Adverse Effect on it.  Borrower and each other Person which is a party to any Loan Document (other than Lender) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally.  Borrower is organized under the laws of Nevada and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported to Lender.

4.2.         Authority.  The execution, delivery and performance thereof by Borrower and each other Person (other than Lender) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

4.3.         Financial Condition.  Other than as disclosed in financial statements delivered on or prior to the date hereof to Lender, neither Borrower nor any Guarantor has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of such Person.  All such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Borrower, or Guarantor, as the case may be, as of the date thereof.  Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to Borrower, such as general economic or industry trends) concerning the conditions or future prospects of Borrower or any Guarantor which has not been fully disclosed to Lender, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Lender. Borrower is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan documents, Borrower will be Solvent.

4.4.         Litigation.  There are no suits or proceedings pending, or to the knowledge of Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower, any Guarantor, or their assets, which if adversely determined would have a Material Adverse Effect on the financial condition or business of Borrower or such Guarantor.

4.5.         Agreements, Etc.  Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, assets, operations or condition (financial or otherwise), nor is any such Person in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

4.6.         Authorizations.  All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over such Person, which default would have a Material Adverse Effect on such Person.  Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

4.7.         Title.  Borrower has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens.  Borrower alone has full ownership rights in all Collateral.

4.8.         Collateral.  The security interests granted to Lender herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens.  All of the Collateral is intended for use solely in Borrower’s business.

4.9.         Jurisdiction of Organization; Location.  The chief executive office of Borrower where Borrower’s business records are located, all of Borrower’s other places of business and any other places where any Collateral is kept, are all correctly and completed indicated on Exhibit 4.9. The Collateral is located and shall at all times be kept and maintained only at Borrower’s location or locations as described on Exhibit 4.9 herein.  No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless Lender has otherwise agreed in writing.  Borrower has not changed its legal status or the jurisdiction in which it is organized or moved its chief executive office within the five (5) years preceding the date hereof.

4.10.       Taxes.  Borrower has filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due.  Borrower is not subject to any federal, state or local tax Liens nor has such

Person received any notice of deficiency or other official notice to pay any taxes.  Borrower and has paid all sales and excise taxes payable by it.

4.11.       Labor Law Matters.  No goods or services have been or will be produced by Borrower in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

4.12.       Accounts.  Each Account, Instrument, Chattel Paper and other writing constituting any portion of the Collateral (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors’ rights; (b) is not subject to any deduction or discount (other than as stated in the invoice and disclosed to Lender), defense, set off, claim or counterclaim of a material nature against Borrower except as to which Borrower has notified Lender in writing; (c) is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which Borrower has notified Lender in writing; (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens other than Permitted Liens; and (f) is for a liquidated amount maturing as stated in the invoice therefor.  Each Account included in any Advance Request, Borrowing Base Certificate, report or other document as an Eligible Account meets all the requirements of an Eligible Account set forth herein.

4.13.       Judgment Liens.  Neither Borrower nor any of its assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

4.14.       Environmental.  Except for ordinary and customary amounts of solvents, cleaners and similar materials used in the ordinary course of Borrower’s business and in strict compliance with all Environmental Laws, neither Borrower, nor to Borrower’s best knowledge any other previous owner or operator of any real property currently owned or operated by Borrower, has generated, stored or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws.  No Regulated Material has been generated, stored or disposed of on any portion of the real property currently owned or operated by Borrower by any other Person, or is now located on such property.  Borrower is in full compliance with all applicable Environmental Laws and Borrower has not been notified of any action, suit, proceeding or investigation which calls into question compliance by Borrower with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Regulated Material.

4.15.       Investment Company Act.  Borrower is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.16.       Names.  Borrower currently conducts all business only under its legal name as set forth above in the introductory section of this Agreement.  During the preceding five (5) years Borrower has not (i) been known as or used any other corporate, fictitious or trade name, (ii) been the surviving entity of a merger or consolidation or (iii) acquired all or substantially all of the assets of any Person.

4.17.       Compliance with Covenants; No Default.  Borrower is, and upon funding of the Revolving Loan will be, in compliance with all of the covenants hereof.  No Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Revolving Loan will not cause a Default.

4.18.       Full Disclosure.  There is no material fact which is known or which should be known by Borrower that Borrower has not disclosed to Lender which could have a Material Adverse Effect.  No Loan Document, nor any agreement, document, certificate or statement delivered by Borrower to Lender, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by Borrower necessary to keep the other statements from being misleading.

5.     Affirmative Covenants of Borrower.  Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower:

5.1.         Maintenance of Business and Properties.  Shall at all times maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

5.2.         Insurance.  Shall maintain such liability insurance, workers’ compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by Lender and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to Lender.

5.3.         Notice of Default.  Shall provide to Lender immediate notice of (a) the occurrence of a Default and what action (if any) Borrower is taking to correct the same, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c)any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance having a Material Adverse Effect on any Collateral, (g) the cancellation or termination of, or any default under, any material agreement to which Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any Debt of Borrower; and (h) any loss or threatened loss of material licenses or permits.

5.4.         Inspections.  Shall permit inspections of the Collateral and the records of such Person pertaining thereto and verification of the Accounts, at such times and in such manner as may be reasonably required by Lender and shall further permit such inspections, reviews and field examinations of its other records and its properties (with such reasonable frequency and at such reasonable times as Lender may desire) by Lender as Lender may deem necessary or desirable from time to time.

5.5.         Access to Account Payable Information.  Shall provide Lender access to all account payable information of Borrower, including without limitation, access to internet sites that provide information on accounts payable relating to Inventory purchases by Borrower.

5.6.         Financial Information.  Shall maintain books and records in accordance with GAAP and shall furnish to Lender the following periodic financial information:

(a)   Weekly Borrowing Base Certificate, Account Receivable and Inventory Information.  No less than once every seven (7) days, (i) a completed Borrowing Base Certificate in form and content reasonably acceptable to Lender (a “Borrowing Base Certificate”), and (ii) a report listing all Accounts, Eligible Accounts, Inventory and Eligible Inventory on a summary basis, in form and content reasonably satisfactory to Lender (a “Daily Accounts Receivable/Inventory Report”).

(b)   Monthly Detailed Account Receivable Report and Inventory Report.  Within five (5) days after the end of each month, (i) a report listing all Accounts and all Eligible Accounts of Borrower as of the previous month (a “Monthly Accounts Receivable Report”) which shall include the amount and age of each Account, the name and mailing address of each Account Debtor, and such other information as Lender may require in order to verify the Eligible Accounts, “), all in reasonable detail and in form acceptable to Lender, and (ii) a report listing all Inventory and all Eligible Inventory of Borrower as of the last Business Day of such month, the cost thereof, specifying raw materials, work-in-process, finished goods and all Inventory which has not been timely sold by Borrower in the ordinary course of business, and such other information as Lender may require relating thereto, all in form acceptable to Lender (a “Monthly Inventory Report”).

(c)   Annual Statements.  Within ninety (90) days after the end of each fiscal year, a detailed audited financial report of Borrower containing a balance sheet at the end of that period and an income statement and statement of cash flows for that period, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and audited by an independent certified public accountants reasonably acceptable to Lender.  Borrower shall obtain such written acknowledgments from Borrower’s independent certified public accountants as Lender may require permitting Lender to rely on such annual financial statements.  Any management letter, supplemental letter, or other document accompanying the report will also be provided to Lender.  In addition, promptly upon receipt, one copy of each written report submitted to Borrower by independent accountants for any other annual, quarterly or special audit will be provided to Lender; and

(d)   Other Information.  Such other information reasonably requested by Lender from time to time concerning the business, properties or financial condition of Borrower and Guarantor.

5.7.         Maintenance of Existence and Rights.  Shall preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

5.8.         Payment of Taxes, Etc.  Shall pay before delinquent all of its debts and taxes, except that Lender shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that Lender may require bonding or other assurances).

5.9.         Subordination.  Shall cause all debt and other obligations now or hereafter owed to any Guarantor or Affiliate to be subordinated in right of payment and security to the Obligations in accordance with subordination agreements satisfactory to Lender.

5.10.       Compliance; Hazardous Materials.  Shall strictly comply with applicable laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment.  Unless approved in writing by Lender, neither Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

5.11.       Further Assurances.  Shall take such further action and provide to Lender such further assurances as may be reasonably requested to ensure compliance with the terms of this Agreement and the other Loan Documents.

5.12.       Covenants Regarding Collateral.  Borrower makes the following covenants with Lender regarding the Collateral:

(a)   Borrower will use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance;

(b)   Borrower, as agent for Lender, will defend the Collateral against all claims and demands of all Persons, except for Permitted Liens;

(c)   Borrower will, at Lender’s request, obtain and deliver to Lender such waivers as Lender may require waiving the landlord’s, mortgagee’s or other lienholder’s enforcement rights against the Collateral and assuring Lender’s access to the Collateral in exercise of its rights hereunder;

(d)   Borrower will promptly deliver to Lender all promissory notes, drafts, trade acceptances, chattel paper, Instruments or documents of title which are Collateral, appropriately endorsed to Lender’s order, and Borrower will not create or permit any Subsidiary to create any Electronic Chattel Paper without taking all steps deemed necessary by Lender to confer control of the Electronic Chattel Paper upon Lender in accordance with the Code;

(e)   Except for sales of Inventory in the ordinary course of business and the disposal of Equipment no longer useful in the Business, will not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein;

(f)    shall promptly notify Lender of any future patents, trademarks or copyrights owned by Borrower or any Subsidiary and any license agreements entered into by Borrower or any Subsidiary authorizing said Person to use any patents, trademarks or copyrights owned by third parties; and

(g)   shall give Lender at least thirty (30) days’ prior written notice of any new trade or fictitious name.  Borrower’s use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names.

6.     Negative Covenants of Borrower.  Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower:

6.1.         Debt.  Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except Permitted Debt.

6.2.         Liens.  Shall not create or permit any Liens on any of its property except Permitted Liens.

6.3.         Dividends.  Shall not pay or declare any dividends (other than stock dividends) or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests or pay or acquire any debt subordinate to the Obligations unless, after giving effect thereto, there shall be no Default hereunder.

6.4.         Loans and Other Investments.  Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as “Investments”) any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, (d) existing investments in Subsidiaries, (e) endorsement of negotiable instruments for collection in the ordinary course of business, and (f) advances to employees for business travel and other expenses incurred in the ordinary course of business.

6.5.         Change in Business.  Shall not enter into any business which is substantially different from the business in which it is presently engaged.

6.6.         Accounts.  (a) Shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and (b) shall notify Lender promptly in writing of any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor’s financial condition or ability to pay its obligations.

6.7.         Transactions with Affiliates.  Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate; provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in if upon terms not less favorable to Borrower than if no such relationship existed.

6.8.         No Change in Name, Offices; Removal of Collateral.  Shall not, unless it shall have given sixty (60) days’ advance written notice thereof to Lender, (a) change its name or the location of its chief executive office or other office where books or records are kept, or change the jurisdiction in which the Borrower is organized, or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 4.9.

6.9.         No Sale, Leaseback.  Shall not enter into any sale-and-leaseback or similar transaction.

6.10.       Margin Stock.  Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

6.11.       Tangible Collateral.  Shall not, except as otherwise provided herein, allow any Inventory or other tangible Collateral to be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral; nor allow any tangible Collateral to become a fixture unless Lender shall have given its prior written authorization.

6.12.       No Change of Ownership.  Shall not issue, sell or otherwise dispose of any of its equity interests or other securities (other than with respect to the ELITech Group and its subsidiaries), or rights, warrants or options to purchase or acquire any such equity interests or securities or otherwise participate in any change in the ownership of its equity interests, without the prior written consent of Lender.

6.13.       Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets.  Shall not dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise, all or a substantial part (more than 10% in the aggregate during the term hereof) of the assets of any Person, or sell, transfer, lease or otherwise dispose of all or a substantial part (more than 10% in the aggregate during the term hereof) of its property or assets, except for the sale of Inventory in the ordinary course of business.

7.     Default.

7.1.         Events of Default.  Each of the following shall constitute an Event of Default:

(a)   There shall occur any default by Borrower in the payment, when due, of any principal of or interest on the Revolver Note, any amounts due hereunder or any other Loan Document, or any other Obligations within five (5) days after notice thereof from Lender; or

(b)   There shall occur any default by Borrower or any other party to any Loan Document (other than Lender) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 7 and such failure shall not be remedied within thirty (30) days following notice from Lender; or

(c)   Any representation or warranty made by Borrower or any other party to any Loan Document (other than Lender) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

(d)   Any other obligation now or hereafter owed by Borrower or any Guarantor to Lender or any affiliate of Lender shall be in default and not cured within the grace period, if any, provided therein, or any such Person shall be in default under any obligation in excess of $50,000 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

(e)   Borrower or any Guarantor shall (A) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (B) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (F) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

(f)    An involuntary petition or complaint shall be filed against Borrower or any Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Guarantor, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

(g)   A judgment in excess of $50,000 shall be rendered against the Borrower or any Guarantor and shall remain undischarged, undismissed and unstayed for more than ten (10) days (except judgments validly covered by insurance with a deductible of not more than $50,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of Borrower or any Guarantor by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

(h)   Borrower or any Guarantor shall fail to pay, on demand, any returned or dishonored draft, check, or other item which has been deposited to the lockbox or otherwise presented to Lender and for which Borrower has received provisional credit; or

(i)    Any Guarantor shall repudiate or revoke any Guaranty Agreement; or

(j)    Loss, theft, damage or destruction of any material portion of the tangible Collateral for which there is either no insurance coverage or for which, in the reasonable opinion of Lender, there is insufficient insurance coverage; or

(k)   There shall occur any change in the condition (financial or otherwise) of Borrower and/or any Guarantor which, in the opinion of Lender, in its sole and absolute discretion, could have a Material Adverse Effect; or

(l)    There shall occur any change in the equity ownership of Borrower existing on the date hereof (other than with respect to the ELITech Group and any of its subsidiaries);

(m)  Borrower shall change its name; and

(n)   The death (1) of the holder of the majority ownership interests of Borrower or a Guarantor, or (2) of any individual Guarantor.

7.2.         Remedies.  If any Default shall occur, Lender may, without notice to Borrower, at its option, withhold further Advances to Borrower.  If an Event of Default shall have occurred and be continuing, Lender may at its option take any or all of the following actions:

(a)   Lender may declare any or all Obligations to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Obligations, exercise any remedy available to Lender hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law.  No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.

(b)   Without waiving any of its other rights hereunder or under any other Loan Document, Lender shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract.  If requested by Lender, Borrower will promptly assemble the Collateral and make it available to Lender at a place to be designated by Lender.  Borrower agrees that any notice by Lender of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken.  Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.

(c)   Lender may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper, Instruments, Documents or for proceeds of any Collateral (either in Borrower’s name or Lender’s name at the latter’s option), with the right to enforce, compromise, settle or discharge any such amounts.

7.3.         Receiver.  In addition to any other remedy available to it, Lender shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Lender in connection with such receivership shall bear interest at the Default Rate, at Lender’s option, and shall be secured by all Collateral.

7.4.         Deposits; Insurance.  After the occurrence of an Event of Default, Borrower authorizes Lender to collect and apply against the Obligations when due any cash in its possession or deposit accounts within its control, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

8.     Security Agreement.

8.1.         Security Interest.

(a)   As security for the payment and performance of any and all Obligations and the performance of all obligations and covenants of Borrower to Lender, whether hereunder and under the other Loan Documents or otherwise, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Lender, Borrower hereby grants to Lender (for itself and its affiliates) a continuing security interest in and general lien upon and right of set-off against, all right, title and interest of Borrower in and to the Collateral, whether now owned or hereafter acquired by Borrower.

(b)   Except as herein or by applicable law otherwise expressly provided, Lender shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower agrees to take such steps. In any case Lender shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as Borrower may have reasonably requested Lender to take and Lender’s omission to take any action not requested by Borrower shall not be deemed a failure to exercise reasonable care.  No segregation or specific allocation by Lender of specified items of Collateral against any liability of Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of Lender’s options, powers or rights under this Agreement or otherwise arising.

(c)   Lender may at any time and from time to time, with or without notice to Borrower, (i) transfer into the name of Lender or the name of Lender’s nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Lender of any amounts due or to become due thereon and (iii) receive and after a Default direct the disposition of any proceeds of any Collateral.

8.2.         Financing Statements; Power of Attorney.   Borrower authorizes Lender at Borrower’s expense to file any financing statements and/or amendments thereto relating to the Collateral (without Borrower’s signature thereon) which Lender deems appropriate that (a) indicate the Collateral (i) as “all assets” of Borrower or words of similar effect, if appropriate, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code, or (ii) by specific Collateral category, and (b) provide any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, Borrower irrevocably appoints Lender as its attorney-in-fact to execute any such financing statements and/or control agreements in Borrower’s name and to perform all other acts, at Borrower’s expense, which Lender deems appropriate to perfect and to continue perfection of the security interest of Lender.  Borrower hereby appoints Lender as Borrower’s attorney-in-fact to endorse, present and collect on behalf of Borrower and in Borrower’s name any draft, checks or other documents necessary or desirable to collect any amounts which Borrower may be owed.  Lender is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.  The proceeds realized from  the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations.  If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

8.3.         Entry.  Borrower hereby irrevocably consents to any act by Lender or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral and Borrower hereby waives its right to assert against Lender or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

8.4.         Other Rights.  Borrower authorizes Lender without affecting Borrower’s obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Obligations or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof or any party in any way obligated to pay the Obligations or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Obligations or any part thereof as Lender in its sole discretion may determine.

8.5.         Accounts.  Before or after any Event of Default, Lender may notify any Account Debtor of Lender’s security interest and may direct such Account Debtor to make payment directly to Lender for application against the Obligations.  Any such payments received by or on behalf of Borrower at any time, whether before or after default, shall be the property of Lender, shall be held in trust for Lender and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of Borrower in an account with Lender) and shall be immediately delivered to Lender in the form received.  Lender shall have the right to apply any proceeds of Collateral to such of the Obligations as it may determine.

8.6.         Waiver of Marshaling.  Borrower hereby waives any right it may have to require marshaling of its assets.

8.7.         Control.  Borrower will cooperate with Lender in obtaining control of, or control agreements with respect to, Collateral for which control or a control agreement is required for perfection of the Lender’s security interest under the Code.

9.     Miscellaneous.

9.1.         No Waiver, Remedies Cumulative.  No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

9.2.         Survival of Representations.  All representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note, and shall continue in full force and effect so long as any Obligations is outstanding, there exists any commitment by Lender to Borrower, and until this Agreement is formally terminated in writing.

9.3.         Indemnity By Borrower; Expenses.  In addition to all other Obligations, Borrower agrees to defend, protect, indemnify and hold harmless Lender and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys’ and paralegals’ fees, costs and expenses) incurred by such indemnitees, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of Borrower and Borrower’s operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Lender’s Liens in the Collateral, maintenance of the Loan by Lender, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Obligations; provided that such indemnified expenses pursuant to this subsection (i) shall in no event be greater than $5,000, (ii) any suit, investigation, action or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Lender’s furnishing of funds to Borrower under this Agreement, (iii) Lender’s preservation and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees and disbursements of counsel for Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, and/or (iv) any matter relating to the financing transactions contemplated by the Loan Documents or by any document execution in connection with the transactions contemplated thereby, other than, in any case, for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee’s gross negligence or willful misconduct.  If Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or Borrower’s or Lender’s interests therein, Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Obligations entitled to the benefit and security of the Loan Documents.  In addition, Borrower agrees to pay and save Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Lender or Borrower with respect to the applicability of such tax.  Borrower’s obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Lender shall be part of the Obligations, secured by the Collateral, and shall survive termination of this Agreement.

9.4.         Notices.  Any notice or other communication hereunder under the Revolving Note to any party hereto or thereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, facsimile with receipt confirmed, telegram, telex or registered or certified United States mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the United States mail, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

Lender:	LSQ Funding Group, L.C.
1405 West Colonial Drive, Suite B
Orlando, Florida 32804
Attn: Max Eliscu, President and Chief Executive Officer

Borrower:	Corgenix Medical Corporation
11575 Main Street, Suite 400
Broomfield, Colorado 80020
Attn: Bill Critchfield, CFO

9.5.         Governing Law.  This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Florida and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction) except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.

9.6.         Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Lender, and any such assignment made without such consent will be void.

9.7.         Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

9.8.         Usury.  Regardless of any other provision of this Agreement, the Revolver Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Revolver Note and not to the payment of interest, and (ii) if the loan evidenced by the Revolver Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Revolver Note or the refunding of excess to be a complete settlement and acquittance thereof.

9.9.         Powers.  All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

9.10.       Approvals.  If this Agreement calls for the approval or consent of Lender, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein.

9.11.       Waiver of Certain Defenses.  To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of any law requiring Lender to attempt to realize upon any Collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement.  Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws.  All rights of Lender and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Obligations.

9.12.       Integration.  This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

9.13.       Limitation on Liability; Waiver of Punitive Damages.  EACH OF THE PARTIES HERETO, INCLUDING LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES.   EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

9.14.       Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND LENDER BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER

INTO AND ACCEPT THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CORGENIX MEDICAL CORPORATION,
a Nevada corporation

By:	/s/ William H. Critchfield
Name:	William H. Critchfield
Its:	Senior Vice President of Operations and CFO

LSQ FUNDING GROUP, L.C.

By:	/s/ Max Eliscu
Max Eliscu
Its President and Chief Executive Officer

SCHEDULE OF EXHIBITS

(If any exhibit is omitted, the information called for therein shall be considered “None” or “Not Applicable”)

Exhibit	Section Reference	Title

1	1 (“Definitions”)	Definitions

1.1A	1.1 (“Permitted Debt”)	Permitted Debt

1.1B	1.1 (“Permitted Liens”)	Permitted Liens

4.9	4.9 (“Location”)	Offices of Borrower

EXHIBIT 1

Definitions

1.1                               Defined Terms:

“Accession” has the meaning set forth in the Code.

“Account” has the meaning set forth in the Code, together with any guaranties, letters of credit, Letter-of-Credit Right, and other security therefor, including Supporting Obligations.

“Account Debtor” means a Person who is obligated under any Account, Chattel Paper, General Intangible or Instrument.

“Advance” means an advance of proceeds of the Revolving Loan to Borrower pursuant to this Agreement.

“Advance Date” means the date on which an Advance is made.

“Advance Request” means the written request for an Advance under the Loan as identified in Subsection 2.4(a) hereof and shall also include presentments triggering an automatic Advance under the Services Agreement.

“Affiliate” of a Person means (a) any Person directly or indirectly owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

“Borrowing Base” means (i) 85% of the total amount of Eligible Accounts, plus (ii) the lesser of (a) 50% of Eligible Inventory, or (b) 50% of the total amount of Eligible Accounts, minus (iii) any Reserves.  Notwithstanding anything to the contrary set forth in this Agreement, the percentage of Eligible Inventory included in the Borrowing Base formula may be changed or modified at any time in the sole discretion of Lender without the consent or approval of Borrower.

“Business Day” means a weekday on which commercial banks are open for business in Orlando, Florida.

“Chattel Paper” has the meaning set forth in the Code, including Electronic Chattel Paper, together with any guaranties, letters of credit, Letter-of-Credit Right, and other security therefor, including Supporting Obligations.

“Code” means the Uniform Commercial Code presently and hereafter enacted in the State of Florida.  Any term used in this Agreement and in any financing statement filed in connection herewith which is defined in the Code and not otherwise defined in this Agreement or in any other Loan Document has the meaning given to the term in the Code.

“Collateral” means all personal property of Borrower, wherever located and whether now owned by Borrower or hereafter acquired, including, but not limited to:  (a) all Inventory; (b) all General Intangibles; (c) all Accounts; (d) all Chattel Paper; (e) all Instruments and Documents and any other instrument or intangible representing payment for goods or services; (f) all Equipment; (g) all Investment Property; (h) all Deposit Accounts and funds on deposit therein, including, but not limited to funds otherwise on deposit with or under the control of Lender or its agents or correspondents; (i) all Fixtures; and (j) all parts, replacements, substitutions, profits, products, Accessions and cash and non-cash proceeds and Supporting Obligations of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located.  Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

“Daily Accounts Receivable/Inventory Report” has the meaning set forth in Section 5.6(a).

“Debt” means all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, (g) obligations for deposits, and (h) obligations under swap agreements, as defined in 11 U.S.C. § 101.

“Default Rate” means the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note or, if no such rate is specified, a rate equal to the highest rate of interest allowed by law.

“Deposit Account” has the meaning set forth in the Code.

“Eligible Accounts” means all Accounts evidenced by an invoice (valued at the face amount of such invoice, less maximum discounts, credits and allowances which may be taken by Account Debtors on such Accounts, and net of any sales tax, finance charges or late payment charges or included in the invoiced amount) created or acquired by Borrower arising from the sale of Inventory and/or the provision of certain services in Borrower’s ordinary course of business (as approved by Lender) in which Lender has a first priority, perfected security interest (subject only to Permitted Liens), but excluding (a) Accounts outstanding for longer than ninety (90) days from the date of original invoice; (b) Accounts owing from any Affiliate of Borrower (other than ELITech Group or any of its subsidiaries and Wescor); (c) Accounts owed by ELITech Group or any of its subsidiaries and Wescor to the extent the total of all such Accounts exceed the lesser of (i) twenty-five percent (25%) of the total Accounts of Borrower, and (ii) $350,000; (d)Accounts owed by a creditor of Borrower to the extent of the amount of the indebtedness of Borrower to such creditor; (e) Accounts which are in dispute or subject to any counterclaim, contra-account or offset; (f) Accounts owing by any Account Debtor which Lender determines, in its sole and absolute discretion, is not Solvent; (g) Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage (other than with respect to BG Medicine and DiaDexus); (h) Accounts as to which the goods giving rise to the Account have not been delivered to and accepted by the Account Debtor or the service giving rise to the Account has not been completely performed or which do not represent a final sale; (i) Accounts evidenced by a note or other Instrument or Chattel Paper or reduced to judgment; (j) Accounts which, by contract, subrogation, mechanics’ lien laws or otherwise, are subject to claims by Borrower’s creditors or other third parties or which are owed by Account Debtors as to whom any creditor of Borrower (including any bonding company) has lien or retainage rights; and (k) Any other Account which Lender otherwise in its sole and absolute discretion deems to be ineligible.  No Account shall be an Eligible Account if any representation, warranty or covenant herein relating thereto shall be untrue, misleading or in default.  Lender may determine, on a daily basis, whether any Account

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constitutes an Eligible Account, and if an Eligible Account subsequently becomes ineligible its ineligibility shall be immediate.

“Eligible Inventory” means all Inventory manufactured or acquired by Borrower in the ordinary course of business as presently conducted and located at Borrower’s chief executive office and consisting of finished goods that have been approved for their intended use by the Food and Drug Administration and/or all other applicable regulatory agencies, valued at the lowest of book value, cost or market, as determined in accordance with GAAP, but excluding, however, in any event, without limitation of the foregoing, unless otherwise approved by Lender, any such Inventory which (a) is not at all times subject to a duly perfected, first priority (and only) security interest in favor of Lender; (b) in any manner constitute private label or customer specific products; (c) is on consignment from, or subject to, any repurchase agreement with any supplier; (c) constitutes returned, repossessed, damaged, defective, obsolete, or slow-moving goods as determined by Lender; or (d) does not conform in all respects to the warranties and representations set forth in the Loan Documents in respect of Inventory Collateral or Collateral generally.

“Environmental Laws” means, collectively the following acts and laws, as amended:  the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other “Superfund” or “Superlien” law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

“Equipment” has the meaning set forth in the Code.

“Event of Default” means any event specified as such in Section 7.1 hereof (“Events of Default”), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; “Default”  or “default” means any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

“Fixtures” has the meaning set forth in the Code.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“General Intangibles” has the meaning set forth in the Code, together with any guaranties, letters of credit, Letter-of-Credit Right and other security therefor, including Supporting Obligations.

“Guarantor” means any Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Obligations.

“Guaranty Agreement” means any guaranty instrument now or hereafter executed and delivered by any Guarantor to Lender, as it may be modified.

“Instrument” has the meaning set forth in the Code.

“Inventory” has the meaning set forth in the Code.

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“Item” means any “item” as defined in Section 4-104 of the Code, and shall also mean and include checks, drafts, money orders or other media of payment.

“Jurisdiction” means the State of Florida

“Letter-of-Credit Right” has the meaning set forth in the Code.

“Lien” means any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Obligations, whether arising by agreement or under any statute or law or otherwise.

“Loan” means the Revolving Loan.

“Loan Documents” means this Agreement, any other Security Agreement, any Note, any Guaranty Agreement, the Advance Requests, UCC-1 financing statements, and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time, but does not include swap agreements (as defined in 11 U.S.C. § 101).

“Material Adverse Effect” means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of Borrower and/or any other Person obligated under any of the Loan Documents, or (iii) material adverse effect upon the ability of Borrower or any other Person to fulfill any obligation under any of the Loan Documents.

“Maximum Loan Amount” means $1,500,000.00.

“Monthly Accounts Receivable Report” has the meaning set forth in Section 5.6(b).

“Monthly Inventory Report” has the meaning set forth in Section 5.6(b).

“Note” shall mean the Revolving Note and any other promissory note now or hereafter evidencing any Obligations, and all modifications, extensions and renewals thereof.

“Obligations” means all obligations now or hereafter owed to Lender or any affiliate of Lender, by Borrower, whether related or unrelated to the Revolving Loan, whether due or hereafter become due, direct or indirect, absolute or contingent, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, arising before, during, or after the commencement of any Bankruptcy case in which Borrower is a debtor and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred, and including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Revolving Loan, all fees, all costs of collection, attorneys’ fees and expenses of or advances by Lender which Lender pays or incurs in discharge of obligations of Borrower or to inspect, repossess, protect, preserve, store or dispose of any Collateral.

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“Permitted Debt” means (a) the Obligations; and (b) any other Debt listed on Exhibit 1.1A hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1A; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit.

“Permitted Liens” means (a) Liens securing the Obligations; (b) Liens for taxes and other statutory Liens, landlord’s Liens and similar Liens arising out of operation of law (provided they are subordinate to Lender’s Liens on the Collateral) so long as the obligations secured thereby are not past due or are being contested and the proceedings contesting such obligations have the effect of preventing the forfeiture or sale of the property subject to such Lien; and (c) Liens set forth on Exhibit 1.1B.

“Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government, or any other entity or organization.

“Regulated Materials” means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

“Reserves” means such amounts as may be required by Lender at any time and from time to time in Lender’s sole and absolute discretion without prior notice to Borrower, to reserve against Borrower’s obligations to Lender or its affiliates or any other obligations by Borrower, whether direct or contingent.

“Revolver Commitment” means the commitment of Lender, subject to the terms and conditions herein, to make Revolving Loans in accordance with the provisions of Section 2.1 hereof in an aggregate amount not to exceed the lesser of (i) the Maximum Loan Amount and (ii) the Borrowing Base at any one time.

“Revolving Credit Period” means the period from and including the date of this Agreement to but not including the Termination Date.

“Security Agreement” means this Agreement as it relates to a security interest in the Collateral, and any other mortgage instrument, security agreement or similar instrument now or hereafter executed by Borrower or other Person granting Lender a security interest in any Collateral to secure the Obligations.

“Solvent” means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.

“Subsidiary” means any corporation, partnership or other entity in which Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

“Supporting Obligation” has the meaning set forth in the Code.

“Termination Date” means the earliest of (i) the second anniversary of the date of this Agreement, (ii) the date on which Borrower terminates this Agreement and the credit facilities provided hereunder

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pursuant to Section 2.9 hereof, and (iii) the date on which Lender terminates its obligation to make Loans and other extensions of credit to Borrower pursuant to Section 7.2(a) hereof.

1.1                                 Financial Terms.  All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

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EXHIBIT 1.1A

Permitted Debt

The following shall be additional Permitted Debt:

1.               Debt incurred to purchase or lease Equipment in the ordinary course of business, provided that the amount of such debt shall not at any time exceed the purchase price of the Equipment purchased.

2.               Debt subordinated in right of payment and security to the Obligations in accordance with subordination agreements approved in writing by Lender.

3.               Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due.

4.               Debt secured by real property and fixtures of the Debtor and existing as of the date of this Agreement.

EXHIBIT 1.1B

Permitted Liens

The following shall be additional Permitted Liens:

1.                                       Deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws.

2.                                       Attachment, judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (a) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (b) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (c) 3.such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person’s business.

4.                                       Liens securing Permitted Debt.